UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2022

METAVESCO, INC.

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Laborsmart Note Purchase Agreement & Demand Note

On August 12, 2022, Metavesco, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Laborsmart Agreement”) by and between the Company and Laborsmart, Inc., a Delaware corporation wholly owned by Ryan Schadel , the Company’s Chief Executive Officer, sole director and majority stockholder of the Company (“Laborsmart”). Pursuant to the terms of the Laborsmart Agreement, the Company agreed to issue and sell, and Laborsmart agreed to purchase, a demand promissory note in the aggregate principal amount of $50,000 (the “Laborsmart Note”).

The Laborsmart Note bears interest at a rate of 5% per annum and matures on August 12, 2023. Laborsmart may request, and the Company agreed to pay, on demand all or any portion of the indebtedness under the Laborsmart Note as demanded by Laborsmart at any time, upon notice to the Company. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

If an Event of Default (as defined in the Laborsmart Note) occurs, consistent with the terms of the Laborsmart Note, Laborsmart may declare all or any portion of the then outstanding principal amount of the Laborsmart Note, and any accrued and unpaid interest thereon, due and payable in cash, in addition to other remedies at law. In the event that any amount due under the Laborsmart Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per annum until paid.

The foregoing description of the Laborsmart Agreement and the Laborsmart Note does not purport to be complete and is qualified in its entirety by reference to the Laborsmart Agreement and the Laborsmart Note, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Zarro Securities Purchase Agreement, Demand Note & Warrant

On August 12, 2022, the Company entered into a Securities Purchase Agreement (the “SPA”) by and between the Company and Tom Zarro. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and Mr. Zarro agreed to purchase, a demand promissory note in the aggregate principal amount of $25,000 (the “Zarro Note”), and a common stock purchase warrant (the “Warrant”).

The Zarro Note bears interest at a rate of 5% per annum and matures on August 12, 2023. Mr. Zarro may request, and the Company agreed to pay, on demand all or any portion of the indebtedness under the Zarro Note as demanded by Mr. Zarro at any time, upon notice to the Company. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

If an Event of Default (as defined in the Zarro Note) occurs, consistent with the terms of the Zarro Note, Mr. Zarro may declare all or any portion of the then outstanding principal amount of the Zarro Note, and any accrued and unpaid interest thereon, due and payable in cash, in addition to other remedies at law. In the event that any amount due under the Zarro Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per annum until paid.

Pursuant to the terms of the Warrant, Mr. Zarro may, at any time on or after August 12, 2022 and until August 12, 2025, exercise the Warrant to purchase 20,000 shares of the Company’s common stock for an exercise price per share of $0.75, subject to adjustment as provided in the Warrant. The Warrant contains a 9.99% equity blocker.

The foregoing description of the SPA, the Zarro Note and the Warrant does not purport to be complete and is qualified in its entirety by reference to the SPA, the Zarro Note and the Warrant, copies of which are filed as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Laborsmart Note and the Zarro Note is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of August 12, 2022, by and between Metavesco, Inc. and Laborsmart, Inc.
10.2	Demand Promissory Note issued on August 12, 2022 by Metavesco, Inc. in favor of Laborsmart, Inc.
10.3	Securities Purchase Agreement, dated as of August 12, 2022, by and between Metavesco, Inc. and Tom Zarro.
10.4	Demand Promissory Note issued on August 12, 2022 by Metavesco, Inc. in favor of Tom Zarro.
10.5	Common Stock Purchase Warrant issued on August 12, 2022 by Metavesco, Inc. to Tom Zarro.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metavesco, Inc.

Date: August 18, 2022	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer